                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HOUSTON INDUSTRIES INCORPORATED
               (Name of Registrant as Specified In Its Charter)

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c) (1)(ii), 14a-6(i) (1), or 14a-6(j)
    (2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i) (3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

1) Amount previously paid:_____________________________________________________

2) Form, Schedule or Registration Statement No.:_______________________________

3) Filing party:_______________________________________________________________

4) Date filed:_________________________________________________________________

- ---------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1994
                              AND PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Notice of Annual Meeting
Proxy Statement
  Voting of Shares.........................................................   1
  Election of Directors....................................................   2
  Nominees.................................................................   2
  Continuing Directors.....................................................   3
  Organization of the Board of Directors...................................   4
  Compensation of Directors................................................   5
  Securities Ownership of Management.......................................   6
  Securities Ownership of Certain Beneficial Owners........................   7
  Executive Compensation...................................................   7
  Retirement Plans, Related Benefits and Other Agreements..................  11
  Report of the Personnel Committee on Executive Compensation..............  13
  Shareholder Return Performance Graph.....................................  18
  Ratification of Appointment of Independent Auditors......................  18
  Other Matters............................................................  19
  Shareholder Proposals for 1995 Annual Meeting of Shareholders............  19
  Director Nominations for 1995 Annual Meeting of Shareholders.............  19
  Annual Report to Shareholders............................................  20

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]

                                5 Post Oak Park
                  4400 Post Oak Parkway, Houston, Texas 77027

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1994

To the Shareholders:

  The Annual Meeting of Shareholders of Houston Industries Incorporated will be held in the PLAZA SAN ANTONIO HOTEL IN SAN ANTONIO, TEXAS, at 9:00 a.m., Central Daylight Time, on Wednesday, May 4, 1994, to act upon the following matters:

    1. To elect five directors to hold office in accordance with the Amended and Restated Bylaws of the Company;

    2. To ratify the appointment of Deloitte & Touche as independent auditors for the Company for 1994; and

    3. To transact such other business that may properly come before the meeting, or any adjournments thereof.

  Only shareholders of record at the close of business on March 16, 1994 are entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited and urged to attend the meeting. EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU ARE STILL REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                                          By order of the Board of Directors,

                                              [SIGNATURE OF HUGH RICE KELLY
                                                       APPEARS HERE]
March 25, 1994

                                                      Hugh Rice Kelly
                                                    Corporate Secretary

                        HOUSTON INDUSTRIES INCORPORATED

                                5 Post Oak Park
                  4400 Post Oak Parkway, Houston, Texas 77027
                                 (713) 629-3000

                                PROXY STATEMENT

  This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 25, 1994. They are being furnished in connection with the solicitation of proxies by the Board of Directors of Houston Industries Incorporated (Company) to be voted at the Company's annual meeting of shareholders (Annual Meeting) to be held at the time and place and for the purposes set forth in the accompanying Notice.

  The expense of this solicitation will be borne by the Company. The Company has engaged Morrow & Co., Inc., professional proxy solicitors, to assist in the routine solicitation of proxies at a fee of approximately $9,500, plus expenses. The Company will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of the Company's common stock, without par value (Common Stock), in accordance with Securities and Exchange Commission
(SEC) and New York Stock Exchange requirements. In addition, certain directors, officers and employees of the Company may solicit proxies by telephone and personal contact.

                                VOTING OF SHARES

  As of March 16, 1994, the record date fixed by the Board of Directors for the determination of shareholders entitled to vote at the Annual Meeting, the Company had outstanding 130,708,985 shares of Common Stock, which is the only class of the Company's securities outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

  Shares represented by properly executed proxies received prior to the Annual Meeting will be voted as specified by the shareholders. If no specifications have been given in a proxy, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof FOR Item 1 (election of the nominees for director), FOR Item 2 (ratification of the appointment of Deloitte & Touche as independent auditors of the Company for 1994) and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting.

  A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by written revocation delivered to Mr. Robert E. Smith, Assistant Corporate Secretary, at the Company's address shown above. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot, thereby cancelling any proxy previously given. In each case in which a shareholder specifies by means of a ballot a choice with respect to any matter to be acted upon, the shares covered by such ballot will be voted in accordance with the specifications so made.

  Texas law provides that the vote for Item 1 (election of the nominees for director) will be by a plurality of the votes cast. Under Texas law and the Company's Amended and Restated Bylaws (Bylaws), the vote required for the approval or adoption of the matters presented for shareholder action at the Annual Meeting in Item 2 (ratification of independent auditors) is the affirmative vote of a majority of shares of Common Stock entitled to vote and represented in person or by proxy at the meeting. Abstentions and non-votes (shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter) have the same effect as a vote "against" the matter presented for shareholder action for the purposes of determining whether sufficient affirmative votes have been cast.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide for a Board of Directors divided into three classes (Class I, Class II and Class III) having staggered terms with each class as nearly equal in size as possible. The current term of office of the directors in Class I expires at the Annual Meeting. The terms of office of directors in Class II and Class III will expire at the annual meetings of shareholders to be held in 1995 and 1996, respectively. At each annual meeting of shareholders, directors will be elected to succeed those whose terms then expire, with each newly elected director to serve for a three-year term. All members of the Board of Directors also serve as directors of the Company's principal subsidiary, Houston Lighting & Power Company (HL&P), which has publicly traded securities outstanding. On September 1, 1993, the Board of Directors was expanded from 12 to 13 members and Dr. Bertram Wolfe was elected to serve as a director until the Annual Meeting. With the expected retirement of Mr. McDade noted below, the size of the Board of Directors will be reduced to 12 members.

  The Bylaws currently provide that no person is eligible to stand for re-election to the Board of Directors at the annual meeting of shareholders on or immediately following the tenth anniversary of such person's initial election or appointment to the Board of Directors unless such person was serving as a director of the Company as of April 1, 1992 or is an employee of the Company or any of its corporate affiliates. The Bylaws also provide that no person is eligible to serve as a director after the annual meeting of shareholders on or after such person's seventieth birthday. The Bylaws specify that any vacancies created by such term limitations are to be filled by the shareholders at the appropriate annual meeting. In any case, each director shall serve until his or her respective successor shall have been duly elected and qualified unless he or she shall resign, become disqualified, disabled or shall otherwise be removed. Mr. McDade is expected to retire from the Board of Directors at the Annual Meeting pursuant to the director retirement provisions of the Bylaws. He has served as director of the Company and of HL&P since 1980.

                                    NOMINEES

  Messrs. Cruikshank, Trotter, Ms. Deily and Dr. Schilt have been nominated for Class I directors to serve a three-year term ending at the annual meeting in 1997. In order to balance the size of the classes of directors, Dr. Wolfe has been nominated for Class II to serve a one-year term ending at the annual meeting in 1995. It is intended that the persons named in the accompanying proxy will vote shares represented by properly executed proxies for the election of the five listed nominees as directors unless authority to vote is withheld. If any nominee should become unavailable to serve on the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board of Directors is not aware of any circumstances likely to render any of the nominees unavailable for election.

  The following sets forth certain information with respect to the business experience of each nominee during the past five years and certain other directorships held by each nominee. Unless otherwise indicated, each person has had the same principal occupation for at least five years.

CLASS II DIRECTOR--TERM EXPIRING 1995

  BERTRAM WOLFE, Ph.D., age 66, has been a director since 1993. Prior to his retirement in 1992, Dr. Wolfe was Vice President and General Manager of General Electric Company's nuclear energy business in San Jose, California.

CLASS I DIRECTORS--TERM EXPIRING 1997

  ROBERT J. CRUIKSHANK, age 63, has been a director since 1993. Mr. Cruikshank is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 1993, Mr. Cruikshank was a Senior Partner in the accounting firm of Deloitte & Touche. Mr. Cruikshank is also Vice-Chairman of the Board of Regents of The University of Texas System. He also serves as a director of MAXXAM Inc., Compass Bank and Texas Biotechnology Corporation.

  LINNET F. DEILY, age 48, has been a director since 1993. Ms. Deily is Chairman, Chief Executive Officer and President of First Interstate Bank of Texas, N.A. She has served as Chairman since January 1992, Chief Executive Officer since January 1991 and President since November 1988. (1)

  ALEXANDER F. SCHILT, Ph.D., age 53, has been a director since 1992. He is Chancellor of the University of Houston System. Prior to 1990, Dr. Schilt was President of Eastern Washington University in Cheney and Spokane, Washington.

  JACK T. TROTTER, age 67, has been a director since 1985. Mr. Trotter is primarily engaged in managing his personal investments in Houston, Texas. He also serves as a director of First Interstate Bank of Texas, N.A., Howell Corporation, Weingarten Realty Investors, Zapata Corporation and Continental Airlines, Inc.
- --------
(1) First Interstate Bank of Texas, N.A. and certain of its affiliates participate in various credit facilities with the Company, certain of its subsidiaries and other entities in which the Company has an ownership interest. Under these agreements, First Interstate and certain of its affiliates have maximum aggregate loans and commitments to lend of approximately $81.24 million.

                              CONTINUING DIRECTORS

  The following sets forth certain information with respect to all members of the Company's Board of Directors whose current terms will continue after the Annual Meeting. Information is provided concerning the business experience of each continuing director during the past five years and certain other directorships held by each continuing director. Unless otherwise indicated, each person has had the same principal occupation for at least five years.

CLASS II DIRECTORS--TERM EXPIRING 1995

  MILTON CARROLL, age 43, has been a director since 1992. He is Chairman, President and Chief Executive Officer of Instrument Products Inc., an oil field supply manufacturing company, in Houston, Texas. Mr. Carroll currently serves as an advisor to Lazard Freres & Co., an investment banking firm, and is a director of Panhandle Eastern Corporation and the Federal Reserve Bank of Dallas.

  JOHN T. CATER, age 58, has been a director since 1983. Mr. Cater is Chairman, Chief Executive Officer and a director of River Oaks Trust Company in Houston, Texas. He also serves as President and Director of Compass Bank-Houston. Until his retirement in July 1990, Mr. Cater served as President, Chief Operating Officer and a director of MCorp, a Texas bank holding company. He currently serves as a director of MCorp. (1)

  DON D. SYKORA, age 63, has been a director since 1982. Mr. Sykora has been President and Chief Operating Officer of the Company since July 1993. He previously served as President and Chief Operating Officer of HL&P. He also serves as a director of Powell Industries, Inc., Pool Energy Services Company, Inc. and TransTexas Gas Corporation.

CLASS III DIRECTORS--TERM EXPIRING 1996

  JOSEPH M. HENDRIE, Ph.D., age 69, has been a director since 1985. Dr. Hendrie is a Consulting Engineer in Bellport, New York, having previously served as Chairman and Commissioner of the U.S. Nuclear Regulatory Commission and as President of the American Nuclear Society. He is also a director of Entergy Operations, Inc. of Jackson, Mississippi. (2)

  HOWARD W. HORNE, age 67, has been a director since 1978. Mr. Horne is Vice-Chairman of Cushman & Wakefield of Texas, Inc., a subsidiary of a national real estate brokerage firm. Until 1990, he was Chairman of the Board of The Horne Company, a Houston realty firm. (3)

  DON D. JORDAN, age 61, has been a director of the Company since 1977 and of HL&P since 1974. Mr. Jordan is Chairman and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of HL&P. Mr. Jordan also serves as a director of Texas Commerce Bancshares, Inc. and BJ Services Company, Inc.

  KENNETH L. SCHNITZER, SR., age 64, has been a director since 1983. Mr. Schnitzer is Chairman of the Board of Schnitzer Enterprises, Inc., a Houston commercial real estate development company, having previously served as a director of American Building Maintenance Industries, Incorporated and Weingarten Realty, Inc. (4)
- --------
(1) In March 1989, the Federal Deposit Insurance Corporation declared 20 of MCorp's 25 banks to be insolvent and transferred their assets and deposits to another bank. In 1989, MCorp filed for protection under the Federal Bankruptcy Code.

(2) In accordance with the director retirement provisions of the Company's Bylaws, Dr. Hendrie is expected to retire at the date of the Company's 1995 annual meeting of shareholders, which is prior to the end of the Class III term.

(3) Under a consulting arrangement originally with Mr. Horne which was subsequently amended to be an agreement with Cushman & Wakefield, of which Mr. Horne is Vice-Chairman, Cushman & Wakefield represented the Company in negotiations concerning the purchase of an office building in 1993, for which that firm was paid $358,000 by the Company and $78,000 by the seller of the building.

(4) Certain of the Company's subsidiaries currently lease office space in buildings owned or controlled by affiliates of Mr. Schnitzer. The Company's subsidiaries paid a total of approximately $5.4 million to affiliates of Mr. Schnitzer during 1993, and it is expected that approximately $5.6 million will be paid in 1994. The Company believes such payments are comparable to those that would have been made to other non-affiliated firms for comparable facilities and services.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

                     ORGANIZATION OF THE BOARD OF DIRECTORS

  The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has established several committees to oversee specific matters affecting the Company, including an Executive and Nominating Committee, an Audit Committee, a Finance Committee, a Personnel Committee, a Nuclear Committee and other committees, the responsibilities of which would not necessarily come within the purview of the foregoing committees.

  The Executive and Nominating Committee, currently composed of Messrs. Cater, Horne, Jordan, McDade, Trotter and Dr. Hendrie, reviews management recommendations for organizational changes, provides consultation regarding duties of executive officers and recommends potential candidates for election to the Board of Directors. This committee will consider suggestions from shareholders for nominees to serve as directors if such proposals are submitted pursuant to the procedural requirements set forth in the Bylaws. See "Director Nominations for 1995 Annual Meeting of Shareholders."

  The Audit Committee is composed entirely of nonemployee directors, currently Messrs. Carroll, Cruikshank, Schnitzer and Dr. Schilt. The Audit Committee recommends to the Board of Directors the firm of independent auditors to be engaged to examine the financial statements of the Company and its subsidiaries; reviews the plan and scope of the audit, non-audit services and related fees; reviews the Company's significant accounting policies and its internal accounting controls; and has general responsibility for related matters.

  The Finance Committee, currently composed of Messrs. Cater, Jordan, McDade, Sykora, Trotter and Ms. Deily, reviews management forecasts of the Company's financial needs and policies; acts on management recommendations concerning the Company's capital structure, amounts and sources of permanent financing, lines of credit, loan agreements and dividend policies; and approves terms relevant to specific debt and equity offerings of the Company.

  The Personnel Committee is composed entirely of nonemployee directors, currently Messrs. Cater, Cruikshank, McDade and Trotter. The Personnel Committee approves and, in certain cases, makes recommendations to the Board of Directors concerning compensation and benefits for officers of the Company; reviews human resource programs regarding manpower forecasts and training; and monitors employee benefit plans and the administration of those plans.

  The Nuclear Committee is currently composed entirely of nonemployee directors, Drs. Hendrie, Schilt, Wolfe and Mr. Schnitzer. The Nuclear Committee reviews the activities of the Company and HL&P in all areas of nuclear development and operations, and reports to and makes recommendations to the Board of Directors on such matters as nuclear regulatory reports and licensing requirements, management evaluations of nuclear engineering, construction and operations progress and performance and monitoring of budgetary requirements.

  The Board of Directors of the Company and of HL&P held ten and twelve meetings, respectively, during 1993. During 1993 the Executive and Nominating Committee met once, the Finance Committee met four times, the Audit Committee met four times, the Personnel Committee met seven times, the Nuclear Committee met eleven times and other committees met an aggregate of five times. Each director attended at least seventy-five percent of the aggregate number of meetings of the Boards of Directors and of committees of such boards on which he or she served, except for Mr. Trotter who attended seventy-one percent of such meetings.

                           COMPENSATION OF DIRECTORS

  Each nonemployee director receives an annual retainer fee of $20,000, a fee of $1,000 for each board meeting attended and a fee of $700 for each committee meeting attended. Directors may defer all or a part of their annual retainer fees (minimum deferral $2,000) and meeting fees under the Company's deferred compensation plan.

  Nonemployee directors participate in a director benefits plan pursuant to which a director who serves at least one full year will receive an annual benefit in cash equal to the annual retainer payable in the year the director terminates service. Benefits under this plan will be payable to the director, commencing the January following the later of the director's termination of service or attainment of age 65, for a period equal to the number of full years of service of the director.

  Nonemployee directors also participate in the Company's executive life insurance plan effective January 1994, described under "Retirement Plans, Related Benefits and other Agreements," under which the Company purchases split-dollar life insurance so as to provide each nonemployee director a death benefit equal to six times his or her annual retainer (assuming single life coverage is elected) with coverage continuing after termination of service as a director. This plan also permits the Company to provide for a tax gross-up payment to make the directors whole with respect to imputed income recognized with respect to the term portion of the annual insurance premiums. Upon death, the Company will receive the balance of the insurance proceeds payable in excess of the specified death benefit which, by design, is expected to be at least sufficient to cover the Company's cumulative outlays to pay premiums and the after-tax cost to the Company of the tax gross-up payments.

  For a description of a consulting arrangement with Mr. Horne and a fee paid to a company of which he is Vice-Chairman, see Note 3 to the table listing continuing directors in "Class III Directors--Term Expiring 1996" under "Nominees."

                       SECURITIES OWNERSHIP OF MANAGEMENT

  The following table shows shares of the Company's Common Stock, beneficially owned (as determined under SEC rules) as of March 16, 1994 by each current director and nominee, the chief executive officer and the four other most highly compensated executive officers of the Company and, as a group, of such persons and other executive officers. No person or member of the group listed owns any equity securities of HL&P or any other subsidiary of the Company. Unless otherwise indicated, each person or member of the group listed has sole voting and sole investment power with respect to the shares of Common Stock listed. No ownership shown in the table represents 1% or more of the outstanding shares of Common Stock.

                                                     SHARES OF COMMON STOCK
   NAME                                                BENEFICIALLY OWNED
   ----                                              ----------------------
   Milton Carroll..................................           1,200 (1)
   John T. Cater...................................           1,000 (2)
   Robert J. Cruikshank............................           1,000
   Linnet F. Deily.................................           1,000 (3)
   Joseph M. Hendrie...............................             415 (3)(4)
   Howard W. Horne.................................           3,233 (4)
   Don D. Jordan...................................          74,575 (5)(6)(7)
   Hugh Rice Kelly.................................          11,542 (4)(6)(7)
   R. Steve Letbetter..............................          11,942 (6)(7)
   Thomas B. McDade................................           3,193
   Alexander F. Schilt.............................             400
   Kenneth L. Schnitzer, Sr........................           4,650
   Don D. Sykora...................................          33,204 (4)(6)(7)
   Jack T. Trotter.................................           1,000
   Gary G. Weik....................................           9,781 (6)(7)
   Bertram Wolfe...................................             110
   All of the above and other executive officers as
    a group (26 persons)...........................         223,568 (1)(4)(6)(7)

- --------
(1) To the Company's knowledge, based solely on its review of the copies provided to the Company of reports of stock ownership and changes in ownership required to be filed with the SEC, or written representations that no such reports were required, during the fiscal year ended December 31,

    1993, all such filings were made by the Company's directors and executive officers, except in the case of Mr. Carroll, a director of the Company, two reports covering three transactions were not timely filed until his timely-filed year-end Form 5 report.

(2) Mr. Cater disclaims beneficial ownership of these shares, which are owned by his adult children.

(3) Voting power and investment power with respect to the shares listed for Ms. Deily and Dr. Hendrie are shared with the respective spouse of each.

(4) Includes shares held under the Company's dividend reinvestment plan as of December 31, 1993.

(5) Voting power and investment power with respect to 576 of the shares listed are shared with Mr. Jordan's spouse.

(6) Includes shares held through the savings plans of the Company or KBLCOM Incorporated as of December 31, 1993 (which plans merged January 1, 1994), as to which the participant has sole voting power (subject to such power being exercised by the plan's trustees in the same proportion as directed shares in the savings plans are voted in the event the participant does not exercise voting power).

(7) The ownership shown in the table includes shares which may be acquired within 60 days on exercise of outstanding stock options granted under the Company's long-term incentive compensation plan by each of the persons and group, as follows: Mr. Jordan--13,115 shares; Mr. Sykora--6,994 shares; Mr. Weik--3,662 shares; Mr. Kelly--2,652 shares; Mr. Letbetter--2,150 shares; and the group --39,402 shares.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Shares of Common Stock are held in trust under the savings plans of the Company and KBLCOM Incorporated (which plans merged on January 1, 1994) and the employee stock ownership plan (ESOP) component of the Company's savings plan. A total of 6,732,915 shares are held in the savings trust for which Texas Commerce Bank National Association, Houston, Texas serves as trustee, and 9,431,340 shares are held in the ESOP trust for which State Street Bank and Trust Company (State Street) of Boston, Massachusetts serves as trustee, representing 5.2% and 7.2%, respectively, of the outstanding shares of Common Stock as of December 31, 1993. The terms of the trust agreements between the Company and the trustees provide for directed, pass-through voting by the participants in the savings plans. According to a February 1994 Schedule 13G filed by State Street with the SEC, State Street is the beneficial owner of an aggregate of 10,465,778 shares (8.0%) of the Company's Common Stock with respect to which it has sole voting power for 816,498 shares, shared voting power for 9,448,780 shares, sole dispositive power for 1,012,621 shares and shared dispositive power for 9,452,857 shares, in all cases in State Street's capacity as a trustee for (i) the Company's savings plan, (ii) various collective investment funds for employee benefits and other index accounts, and
(iii) various personal trust accounts. State Street disclaims beneficial ownership of all such shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows, for the years ended December 31, 1991, 1992 and 1993, the annual, long-term and certain other compensation of the chief executive officer and the other four most highly compensated executive officers of the Company (Named Officers). The format and information presented are as prescribed in SEC rules and, in accordance with transitional provisions of the rules, information in the "All Other Compensation" column is not presented for 1991.

                           SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                                                     COMPENSATION
                                    ANNUAL       ---------------------
                                 COMPENSATION      AWARDS    PAYOUTS
                              ------------------ ---------- ----------
                                                 SECURITIES
   NAME AND PRINCIPAL                            UNDERLYING    LTIP       ALL OTHER
        POSITION         YEAR SALARY(1) BONUS(2) OPTIONS(#) PAYOUTS(3) COMPENSATION(4)
   ------------------    ---- --------- -------- ---------- ---------- ---------------
Don D. Jordan........... 1993 $829,500             12,965    $762,962     $647,491
 Chairman and Chief      1992  785,125  $531,268   13,190      32,000      543,204
 Executive Officer of    1991  745,883   334,688               29,062
 the Company; Chairman
 and Chief Executive
 Officer of HL&P
Don D. Sykora........... 1993  559,000              6,915     510,000      410,061
 President and Chief     1992  523,417   352,513    7,034      20,938      351,022
 Operating Officer of    1991  499,900   200,813               18,812
 the  Company
Gary G. Weik............ 1993  356,200              3,514     254,339        3,538
 Vice President of the   1992  325,000   156,809    3,736                    4,364
 Company; President and  1991  318,833   116,708
 Chief Operating Officer
 of KBLCOM Incorporated
Hugh Rice Kelly......... 1993  310,500              2,621     285,078       58,218
 Vice President, General 1992  297,583   155,439    2,667      13,188       65,266
 Counsel and Corporate   1991  283,750    86,981               12,313
 Secretary of the
 Company; Senior Vice
 President, General
 Counsel and Corporate
 Secretary of HL&P
R. Steve Letbetter...... 1993  271,000              2,128     212,362       42,562
 Vice President of the   1992  241,417   125,952    2,161      10,125       44,813
 Company; President and  1991  224,583    70,484                9,125
 Chief Operating Officer
 of HL&P

- --------
(1) The amounts shown include salary earned and received by the Named Officers as well as salary earned but deferred. Also included are board of director and committee fees paid in 1991 prior to the time such fees were eliminated for employee directors.

(2) The amount of bonus earned for 1993 has not been determined because it was not calculable as of the date of this proxy statement. In accordance with the SEC's rules on executive compensation, these amounts will be included for such year in the Company's proxy statement for the 1995 annual meeting.

(3) The amounts shown represent (i) cash paid in 1991 and 1992 under the Company's executive incentive compensation plan for long-term awards based on the performance periods of 1987-1990 and 1988-1991 respectively, and
    (ii) the dollar value of shares of the Company's Common Stock paid out in 1993 under the Company's long-term incentive compensation plan based on the achievement of certain performance goals for the 1990-1992 performance cycle, plus dividend equivalent accruals during the performance period.

(4) The amounts shown include (i) Company contributions to the Company's savings plan and accruals under its savings restoration plan for 1992 and 1993 on behalf of the Named Officers, as follows: Mr. Jordan 1992--$41,348 and 1993--$57,152; Mr. Sykora 1992--$31,743 and 1993--$38,284; Mr. Kelly
    1992--$26,141 and 1993--$19,569; and Mr. Letbetter 1992--$20,225 and 1993--
    $16,672; (ii) KBLCOM contributions to KBLCOM's savings plan on behalf of Mr. Weik as follows: 1992--$4,364 and 1993--$3,538; and (iii) the portion of accrued interest on amounts of compensation deferred under the Company's deferred compensation plan and executive incentive compensation plan that exceeds 120% of the applicable federal long-term rate provided under
    Section 1274(d) of the Internal Revenue Code, as follows: Mr. Jordan 1992-- $501,856 and 1993--$590,339; Mr. Sykora 1992--$319,279 and 1993--$371,777;
    Mr. Kelly 1992--$39,125 and 1993--$38,649; and Mr. Letbetter 1992--$24,588
    and 1993--$25,890. With respect to the accrued interest on deferred amounts referenced in (iii) of this footnote, the Company owns and is the beneficiary under life insurance policies, and it is currently anticipated that the benefits associated with these policies will be sufficient to cover such accumulated interest.

STOCK OPTION GRANTS

  The following table contains information concerning the grant of stock options under the Company's long-term incentive compensation plan to the Named Officers during 1993.

                             OPTION GRANTS IN 1993

                                                                         GRANT
                                                                          DATE
                                        INDIVIDUAL GRANTS                VALUE
                           -------------------------------------------- --------
                                           % OF
                                           TOTAL
                                          OPTIONS
                             NUMBER OF    GRANTED
                            SECURITIES      TO     EXERCISE              GRANT
                            UNDERLYING   EMPLOYEES  OR BASE               DATE
                              OPTIONS    IN FISCAL PRICE PER EXPIRATION PRESENT
NAME                       GRANTED(#)(1)   YEAR      SHARE      DATE    VALUE(2)
- ----                       ------------- --------- --------- ---------- --------
Don D. Jordan.............    12,965       19.71%   $46.25    01/03/03  $41,618
Don D. Sykora.............     6,915       10.51%    46.25    01/03/03   22,197
Gary G. Weik..............     3,514        5.34%    46.25    01/03/03   11,280
Hugh Rice Kelly...........     2,621        3.98%    46.25    01/03/03    8,413
R. Steve Letbetter........     2,128        3.24%    46.25    01/03/03    6,831

- --------
(1) The nonstatutory options for shares of Common Stock included in the table were granted on January 4, 1993, have a ten-year term and generally become exercisable in one-third increments commencing one year after date of grant, so long as employment with the Company or its subsidiaries continues. If a change in control (as defined in the plan) of the Company occurs before the options become exercisable, the options will become immediately exercisable.

(2) The values are based on the Black-Scholes option pricing model adjusted for the payment of dividends. The calculations were made based on the following assumptions: volatility equal to historical volatility of the Common Stock in the six-month period prior to grant date; risk-free interest rate equal to the ten-year average monthly U.S. Treasury rate for January 1993; option strike price equal to current stock price on the date of grant ($46.25); current dividend rate of $3 per share per year; and option term equal to the full ten-year period until the stated expiration date. No reduction has been made in the valuations on account of non-transferability of the options or vesting or forfeiture provisions. Valuations would change if different assumptions were made. Option values are dependent on general market conditions and the performance of the Common Stock. There can be no assurance that the values in this table will be realized.

STOCK OPTION VALUES

  The following table sets forth information for each of the Named Officers with respect to the unexercised options to purchase Common Stock granted under the Company's long-term incentive compensation plan and held as of December 31, 1993, including the aggregate amount by which the market value of the option shares exceeds the exercise price of the option shares at December 31, 1993. No options were exercised by the Named Officers during 1993.

                          1993 YEAR-END OPTION VALUES

                                                                    VALUE OF
                                         NUMBER OF SECURITIES  UNEXERCISED IN-THE-
                                        UNDERLYING UNEXERCISED  MONEY OPTIONS AT
                                               OPTIONS            DECEMBER 31,
                                         AT DECEMBER 31, 1993        1993(1)
                                        ---------------------- -------------------
                                             EXERCISABLE/         EXERCISABLE/
NAME                                        UNEXERCISABLE         UNEXERCISABLE
- ----                                    ---------------------- -------------------
Don D. Jordan..........................   4,397     /   21,758 $18,962   / $58,178
Don D. Sykora..........................   2,345     /   11,604  10,113   /  31,026
Gary G. Weik...........................   1,245     /    6,005   5,369   /  16,233
Hugh Rice Kelly........................     889     /    4,399   3,834   /  11,763
R. Steve Letbetter.....................     720     /    3,569   3,105   /   9,539

- --------
(1) Based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal for December 31, 1993.

LONG-TERM INCENTIVE COMPENSATION PLANS

  The following table sets forth information concerning awards made during the year ended December 31, 1993 under the Company's long-term incentive compensation plan. The table represents potential payouts of awards for performance shares of Common Stock based on the achievement of certain performance goals over a performance cycle of three years. The performance goals are weighted differently depending on the parent or subsidiary company by which the Named Officer is employed. The consolidated performance goal applicable to each of the Named Officers is achieving a superior total return to shareholders in relation to a group of other companies. With respect to Mr. Letbetter, subsidiary performance goals consist of (1) increasing HL&P's competitive rate advantage by maintaining current base electric rates and (2) achieving a superior cash flow performance in relation to a group of other companies. Mr. Weik's subsidiary performance goal is achieving an increase in operating profit. Performance goals for Messrs. Jordan, Sykora and Kelly include all of the above. Each of these goals has attainment levels ranging from 50% below to 50% above the target amounts. Target amounts for awards will be earned if goals are achieved at the 100% level; threshold amounts if goals are achieved at 50% of the target level and maximum amounts if goals are achieved at 50% above the target level. If a change in control (as defined in the plan) of the Company occurs before the end of a performance cycle, the payouts of awards for performance shares will occur without regard to achievement of the performance goals.

             LONG-TERM INCENTIVE COMPENSATION PLANS--AWARDS IN 1993

                                                        ESTIMATED FUTURE PAYOUTS
                                                         UNDER NON-STOCK PRICE-
                                            PERFORMANCE      BASED PLANS(1)
                                             OR OTHER   ------------------------
                                              PERIOD              TARGET MAXIMUM
                                     NUMBER    UNTIL    THRESHOLD NUMBER NUMBER
                                       OF   MATURITY OR NUMBER OF   OF     OF
NAME                                 SHARES   PAYOUT     SHARES   SHARES SHARES
- ----                                 ------ ----------- --------- ------ -------
Don D. Jordan....................... 11,659  12/31/95     5,830   11,659 17,489
Don D. Sykora.......................  7,175  12/31/95     3,588    7,175 10,763
Gary G. Weik........................  3,646  12/31/95     1,823    3,646  5,469
Hugh Rice Kelly.....................  2,719  12/31/95     1,360    2,719  4,079
R. Steve Letbetter..................  2,208  12/31/95     1,104    2,208  3,312

- --------
(1) The table does not reflect dividend equivalent accruals during the performance period.

            RETIREMENT PLANS, RELATED BENEFITS AND OTHER AGREEMENTS

  The following table shows the estimated annual benefit payable under the Company's retirement plan, benefit restoration plan and, in certain cases, supplemental agreements, to officers in various compensation classifications upon retirement at age 65 after the indicated periods of service, determined on a single-life annuity basis. The amounts in the table are not subject to any deduction for Social Security payments or other offsetting amounts.

                               PENSION PLAN TABLE

   FINAL
  AVERAGE                 ESTIMATED ANNUAL PENSION BASED ON YEARS OF SERVICE
   ANNUAL        ----------------------------------------------------------------------
COMPENSATION                                                                 35 OR MORE
 AT AGE 65       15 YEARS       20 YEARS       25 YEARS       30 YEARS         YEARS
- ------------     --------       --------       --------       --------       ----------
 $  300,000      $ 85,998       $114,664       $143,330       $171,996       $  200,662
    400,000       115,098        153,464        191,830        230,196          268,562
    500,000       144,198        192,264        240,330        288,396          336,462
    600,000       173,298        231,064        288,830        346,596          404,362
    700,000       202,398        269,864        337,330        404,796          472,262
    800,000       231,498        308,664        385,830        462,996          540,162
    900,000       260,598        347,464        434,330        521,196          608,062
  1,000,000       289,698        386,264        482,830        579,396          675,962
  1,200,000       347,898        463,864        579,830        695,796          811,762
  1,400,000       406,098        541,464        676,830        812,196          947,562
  1,500,000       435,198        580,264        725,330        870,396        1,015,462
  1,600,000       464,298        619,064        773,830        928,596        1,083,362
  1,700,000       493,398        657,864        822,330        986,796        1,151,262

- --------
NOTE:  The qualified pension plan limits compensation in accordance with
       Section 401(a)(17) of the Internal Revenue Code and also limits benefits in accordance with Section 415 of the Internal Revenue Code. Pension benefits based on compensation above the qualified plan limit or in excess of the limit on annual benefits are provided through the benefit restoration plan.

  For the purpose of the pension table above, final average annual compensation means the average of covered compensation for the 36 consecutive months out of the 120 consecutive months immediately preceding retirement in which the participant's covered compensation was the highest.

Covered compensation only includes the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table. At December 31, 1993 the credited years of service for the following persons are: Mr. Jordan, 35 years; Mr. Sykora, 35 years; Mr. Kelly, 19 years, 10 of which result from a supplemental agreement; and Mr. Letbetter, 20 years.

  KBLCOM also maintains a noncontributory retirement plan for substantially all employees of KBLCOM and its subsidiaries. The KBLCOM retirement plan is substantially similar to the Company's retirement plan, except that the benefits are calculated pursuant to a different formula. Covered compensation is that shown in the "Salary" column of the Summary Compensation Table. Annual benefits payable upon normal retirement under the KBLCOM retirement plan are equal to 1.35% of aggregate compensation earned after 1988 during service with KBLCOM or its subsidiaries, plus the benefit, if any, accrued under a prior plan formula for pre-1989 service. Mr. Weik is also covered by a supplemental agreement which provides for retirement benefits based on covered compensation in excess of the qualified plan limits. The estimated annual benefit payable to Mr. Weik upon retirement at age 65 (after 21 years of service) pursuant to the KBLCOM retirement plan and his supplemental agreement is approximately $99,000.

  The Company maintains an executive benefits plan that provides certain salary continuation, disability and death benefits to key officers of the Company and its subsidiaries, excluding KBLCOM and its subsidiaries. The Named Officers participate in this plan pursuant to individual agreements. The agreements generally provide for (1) a salary continuation benefit of 100% of the officer's current salary for twelve months after death during active employment and then 50% of salary for nine years or until the deceased officer would have attained age 65, if later, and (2) if the officer retires after attainment of age 65, an annual post-retirement death benefit of 50% of the officer's preretirement annual salary payable for six years.

  Effective in 1994, the Company authorized an executive life insurance plan providing for split-dollar life insurance to be maintained on the lives of certain officers and all members of the Board of Directors. Pursuant to the plan, the Personnel Committee has authorized the Company to obtain coverage for the Named Officers. The amounts of their coverages are not finalized, pending completion of arrangements with the insurance carrier and certain elections by participants, but are expected to range from approximately two times current salary to six times current salary assuming single life coverage is elected. The death benefit for the Company's nonemployee directors is six times the annual retainer assuming single life coverage is elected. The plan also provides that the Company may make payments to the covered individuals designed to compensate for tax consequences with respect to imputed income that they must recognize for federal income tax purposes based on the term portion of the annual premiums. If a covered executive retires at age 65 or at an earlier age under circumstances approved for this purpose by the Board of Directors, rights under the plan vest so that coverage is continued based on the same death benefit in effect at the time of retirement. Upon death, the Company will receive the balance of the insurance proceeds payable in excess of the specified death benefit which by design is expected to be at least sufficient to cover the Company's cumulative outlays to pay premiums and the after-tax cost to the Company of the tax gross-up payments.

  KBLCOM and Mr. Weik have entered into an agreement under which Mr. Weik is entitled to severance benefits in the event of termination of his employment within 36 months following either (1) such time as a person or group other than the Company becomes the beneficial owner of 30% or more of KBLCOM's voting securities, a merger or consolidation occurs as a result of which less than 70% of the voting securities of the surviving corporation are owned by shareholders of KBLCOM immediately prior to the transaction, or KBLCOM transfers substantially all of its assets to an entity not wholly owned by KBLCOM or the Company, or (2) while there is pending an agreement which if consummated would cause any of the foregoing to occur. The specified termination circumstances include termination by KBLCOM without cause and termination by Mr. Weik following certain changes in his job responsibilities, job location or compensation and benefits. The amount of the severance benefit is 2.99 times average annual compensation paid by KBLCOM or the Company which was includible in gross income for federal income tax purposes for the most recent five years. The severance agreement also provides for continuation of medical and dental coverage at active employee rates for 36 months following termination. Benefits under the severance agreement are conditional on the employee entering into a three-year non-competition agreement and are subject to reduction to the extent they would result in the disallowance of a deduction to KBLCOM under the parachute payment provisions of Section 280G of the Internal Revenue Code.

                       REPORT OF THE PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

  The Personnel Committee is composed entirely of nonemployee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Personnel Committee reviews and recommends, for Board approval, all salary arrangements, other non-incentive remuneration for executives and the design of the Company's incentive compensation plans. The Personnel Committee is directly responsible for assessing the effectiveness of and administering the Company's incentive compensation programs. The Board of Directors approves executive officer compensation based upon the Personnel Committee's recommendations which are based on evaluation of executive officer performance and comparative data provided by independent consulting firms as discussed below. In the case of Mr. Jordan, the Chief Executive Officer, the Personnel Committee's recommendations are based on its evaluation of performance; for all other executive officers, the recommendations are based on management's evaluation of performance.

COMPENSATION POLICY

  The Personnel Committee's executive compensation policy is designed to (1) strengthen the relationship between pay and performance by emphasizing variable, at-risk performance-based compensation; (2) attract, retain, and encourage the development of highly qualified and experienced executives upon whom, in large part, the successful operation and management of the Company depends; (3) promote overall corporate performance; and (4) ensure compensation that is competitive externally and equitable internally.

  The Company retains independent consulting firms to review and report, at least biennially, on the total compensation, represented by base salary and short-term and long-term incentive compensation practices of peer groups of companies that are considered comparable to the Company in terms of size, performance, position, and compensation philosophy (Reference Group). For the Company and HL&P, these peer groups are composed of companies in the utility industry and some companies in other industries. For KBLCOM, the Company's cable television subsidiary, the peer group is composed of companies in the cable television industry.

  The companies chosen for the Reference Group used for total compensation purposes generally are not the same companies which comprise the Dow Jones Utilities Average in the Performance Graph included in this proxy statement. The Personnel Committee believes that the Dow Jones Utilities Average, while useful for general reference purposes, does not afford a good reference for determining the Company's most direct competitors for executive talent. In addition, while the Committee may use the Reference Group of companies to establish opportunity levels for base salary and short-term and long-term incentive compensation, the actual achievement of incentive compensation is based on performance goals measured with reference to other groups of companies more directly related to specific performance factors for the Company or its subsidiaries. For example, the achievement of the total return goal which applies to both short-term and long-term incentive compensation is measured in relation to a group of 75 other electric utilities and electric utility holding companies. The Personnel Committee believes that group is a more appropriate reference for such a performance goal because of its focus on the electric utility sector of the securities market. Similarly, one of the performance goals for HL&P under the short-term incentive program involves achieving a high ranking in terms of return on capital employed, as compared to 20 similar, large electric utility companies that are comparable to HL&P in terms of size and percentage of revenues attributable to sales of electricity.

COMPONENTS OF COMPENSATION

  The key elements of the Company's executive compensation program are base salary, short-term incentive compensation, and long-term incentive compensation. In determining each component of compensation, the Personnel Committee considers all elements of an executive's total compensation package which, compared to the Reference Group, may vary from low to high depending on an executive officer's tenure, experience, leadership and level of responsibility. Because a significant portion of an executive officer's compensation includes at-risk components based on Company performance, if Company performance exceeds that of the peer group, compensation should be above the targeted levels; likewise, if Company performance falls below that of the peer group, compensation should be below the targeted level. At least 37% of an executive officer's total targeted compensation consists of incentive or at-risk compensation that includes cash awards under the Company's short-term incentive compensation program ("short-term plan") and stock-based incentives under the Company's long-term incentive compensation program ("long-term plan"). Of the total at-risk compensation, approximately one-half consists of the long-term plan stock-based incentives. The key elements of the compensation package for executive officers are addressed in greater detail below.

BASE SALARIES

  The Personnel Committee establishes the salary range for each executive officer annually in June and recommends those amounts to the Board for its approval. Increases in base salary are determined by the Personnel Committee's analysis of salary levels for comparable executive officer positions at companies in the Reference Group and its subjective evaluation of each executive officer's individual performance and level of responsibility.

SHORT-TERM INCENTIVE COMPENSATION

  Under the short-term plan the Company provides executive officers with direct financial incentives in the form of annual cash awards based on the achievement of certain performance goals. Each year, the Personnel Committee approves performance goals that include the Company's consolidated goal, subsidiary goals and individual goals for the awards to be earned for that year. The short-term plan awards for 1993 were not calculable by the date of this report.

  Twenty-five percent of the short-term plan award is based on the Company's consolidated goal of a total return to shareholders in relation to a group of 75 other electric utilities and utility holding companies. Up to seventy-five percent of the short-term plan award is based on the achievement of subsidiary or business unit goals. For the Company's executive officers, the subsidiary goals are a blend of the HL&P and KBLCOM goals. HL&P's goals are to achieve a high ranking in terms of return on capital employed when compared to a group of approximately 20 similar, large electric utility companies, and to achieve a high ranking on a customer value index developed by HL&P in conjunction with an independent consultant. KBLCOM's goals are to improve quality service standards, achieve a material net increase in operating profit, attain a material net increase in cable subscribers, and achieve a material net increase in revenues.

  Finally, up to twenty-five percent of the short-term plan award for certain executive officers can be earned through the attainment of individual goals which are designed to improve the productivity and the quality of work within individual departments.

  Computation of short-term plan awards for the executive officers is based on target awards that range from 30% to 60% of base salary depending on the executive officer's position. A threshold level of performance results in an award that is 50% of target, and a maximum level of performance results in an award that is 50% above the target level. The actual short-term plan award is computed based on the performance levels achieved in relation to the established performance goals. However, for each executive officer, that officer's subsidiary goals must be met at least at the threshold level in order for a short-term plan award to be granted. The aggregate amount of the awards cannot exceed two percent of the Company's net income for the year.

LONG-TERM INCENTIVE COMPENSATION

  Under the long-term plan the Company may provide long-term incentive compensation for executive officers in the form of grants of (1) performance shares; (2) stock options; and (3) stock appreciation rights, each of which reflects the stock price of the Company's Common Stock. The long-term plan in its original form was adopted by shareholders in 1989; a new but substantially similar long-term plan was adopted by shareholders in 1993 and became effective January 1, 1994.

  In keeping with the Company's commitment to provide a total compensation package which favors at-risk components of pay, the long-term plan awards comprise approximately 25% of an executive officer's total targeted compensation. In addition, the Personnel Committee has adopted a stock ownership guideline that applies to all of the executive officers participating in the long-term plan. The guideline establishes a goal of ownership of the Company's Common Stock representing a value of at least two times the officer's base salary.

  Performance Shares. At the beginning of each performance cycle the Personnel Committee establishes long-term plan performance goals that include the Company consolidated goal and subsidiary goals that are weighted 25% and 75% of the total, respectively. The Company's consolidated goal for the performance cycle that ended in 1992, under which payments were made in 1993, was total return to shareholders as compared to a group of approximately 75 other electric utilities and utility holding companies. These are the same companies used as a reference for the Company's consolidated goal under the short-term plan. Maximum performance is achieved if the Company places in the top 10% of the group; target performance is accomplished if the Company places in the top 30% of the group; and threshold performance is attained if the Company is in the top 50%. The same Company consolidated goal applies to the performance cycle that commenced in 1993.

  Subsidiary goals for the performance cycle that ended in 1992 were, (1) for HL&P, improving the quality of service (determined with reference to such items as efficient fuel plant operations, completion or settlement of various legal proceedings, completion of various restructuring programs, maintaining low fuel costs, meeting certain targets in demand side management programs and the like); (2) for a former Company subsidiary since merged into HL&P, holding costs of coal and lignite sold at the lowest practical cost and increasing business from nonaffiliated companies; and (3) for KBLCOM, increasing operating profits. For the performance cycle that commenced in 1993, the HL&P subsidiary goal is based half on maintaining current base electric rates and half on cash flow, and the KBLCOM subsidiary goal is based on operating profit.

  The target number of performance shares is based on a percentage of base salary and the average market price of Common Stock at the beginning of the performance cycle. In determining the size of the grant, the Personnel Committee reviews comparative data for the companies in the Reference Group and considers the level of responsibility of each of the Company's executive officers, then makes a subjective determination that targets the award percentages ranging from 30% to 65% of base salary, depending on the executive's position.

  Achievement of the performance goals at the target level will result in the award of 100% of the performance shares for both the performance cycle that paid out in 1993 and the performance cycle that commenced in 1993. For both such performance cycles, attainment of the threshold level of performance, i.e., 50% of the target, results in one-half the target number of shares being awarded. Achievement of performance at the maximum level results in additional shares being awarded (up to an amount equal to the target number of shares for the performance cycle that paid out in 1993 and up to 50% over the target number of shares for the performance cycle that commenced in 1993).

  For the three-year cycle concluding in 1992 (under which payments were made in 1993), the Company's total return to shareholders ranked in the top 30% of the comparison group of companies. This resulted in the attainment of performance at the target level for the Company's consolidated goal. The subsidiary goals for HL&P, KBLCOM and the former Company subsidiary since merged into HL&P, were each met at 85%, 64% and 52% above the target level, respectively.

  Stock Options. Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the Company's Common Stock price appreciates from the date the options are granted. This design focuses executive officers on the creation of shareholder value over the long-term and encourages equity ownership in the Company.

  In determining the size of stock option grants for the Company's executive officers under the long-term plan, the Personnel Committee reviews comparative data for the companies in the Reference Group as well as prior stock option grants. Because the policies of Reference Group companies with respect to stock options vary widely, the Personnel Committee's objective of delivering a competitive award opportunity based on the dollar value of the award granted necessarily involves a subjective process. As a result, the number of shares underlying stock option awards varies and is dependent on the stock price on the date of grant. For 1993 grants, the percentages of grant date option value to base salary ranged from 30% to 75%, depending on the executive officer's position. The Personnel Committee's objective is to deliver a competitive award opportunity.

  Stock Appreciation Rights. Under the provisions of the long-term plan, the Personnel Committee may also grant stock appreciation rights in connection with stock options. None have been granted under the terms of the long-term plan to date.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Personnel Committee applies the executive compensation policies and programs described above in determining Mr. Jordan's total compensation. As reflected in the Summary Compensation Table on page 8, Mr. Jordan's base salary was increased in 1993 by $60,000 (7.5%). In determining Mr. Jordan's base salary in 1993, the Personnel Committee considered Mr. Jordan's contributions to the overall success of the Company through his individual performance and experience level with the Company, as well as his significant leadership in the electric utility industry as a whole. The Personnel Committee also compared Mr. Jordan's base salary to the base salary of chief executive officers of the Reference Group companies and determined that his relative position should be at the upper end of the range for those companies. The at-risk portion of his total compensation paid in 1993 represented by the short-term plan and long-term plan compensation was 61%. Under the short-term plan, Mr. Jordan's target short-term plan award is 60% of base salary, with the Company's consolidated goal accounting for 25% of his award and the subsidiary goals for HL&P and KBLCOM (55% and 20%, respectively) together comprising the remaining 75% of his award. As noted above, the short-term plan awards for 1993 were not calculable by the date of this report. For 1992, however, Mr. Jordan's short-term plan award was $531,268, or 68% of his salary as reflected in the Summary Compensation Table on page 8. This award was based on the achievement of the prespecified performance goals at 10% over the target level.

  Under the long-term plan, the target number of performance shares awarded for Mr. Jordan was 50% of his base salary for the performance cycle that paid out in 1993 and 65% for the performance cycle that commenced in 1993. Mr. Jordan's long-term plan performance share awards are based 25% on achievement of the Company's consolidated goal and 75% on achievement of subsidiary goals (50% for HL&P, 20% for KBLCOM, and 5% for the former subsidiary since merged into HL&P). In 1993, Mr. Jordan received a total long-term plan award valued at $762,962 (see Summary Compensation Table on page 8) based on a composite achievement of 69% above the target level of performance. In 1993 under the long-term plan, Mr. Jordan was granted options to purchase 12,965 shares with an exercise price of $46.25 per share, as shown in the table on page 9. This represents a grant date option value of approximately 75% of Mr. Jordan's 1992 year-end base salary.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

  New provisions of the Internal Revenue Code limit deductibility for federal income tax purposes of compensation in excess of $1 million for certain executive officers (those named in the Summary Compensation Table who are executive officers as of the last day of the tax year). An exception to the deductibility limit exists for certain performance-based compensation. Among the requirements that must be satisfied in order to qualify for the performance-based exception are that the compensation must be calculable based on preestablished, completely objective performance goals and that the goals be approved by shareholders. Furthermore, the committee administering the plan must not retain any discretion with respect to the preestablished goals other than discretion to reduce the compensation otherwise payable. The Personnel Committee's present policy is generally to structure stock incentive grants under the long-term plan so that they will qualify for the performance-based exception whenever it is reasonably practicable to do so, consistent with the Committee's determinations as to the most appropriate compensation policies. Because the short-term plan goals (consistent with customary past practice for short-term annual cash incentive plans) have not been submitted for shareholder approval, and because certain of the current goals under the short-term plan are not sufficiently objective to meet the requirements of proposed Internal Revenue Service regulations published in December 1993, future compensation payable under the short-term plan as presently in effect will not satisfy the requirements for the exception from the deductibility limit. The Personnel Committee presently does not anticipate payment of compensation in 1994 or 1995 in excess of that which is deductible, taking into account expected deferrals of short-term plan compensation by affected executive officers. The Personnel Committee is continuing to evaluate the effect of the new tax provisions, and may consider in the future whether or not to submit short-term plan goals for shareholder approval and make other adjustments to the performance measures under the short-term plan that would be necessary to qualify for the performance-based exception. However, the Personnel Committee has made a determination not to submit short-term plan goals for shareholder approval at this time. The Personnel Committee believes that in some cases it is appropriate to structure short-term annual incentive performance-based compensation involving goals that may not meet the requirements for deductibility and to retain a degree of discretion that would also preclude deductibility.

John T. Cater

Robert J. Cruikshank

Thomas B. McDade

Jack T. Trotter

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's (S&P) 500 Index and the Dow Jones Utilities Average for the period commencing January 1, 1989 and ending December 31, 1993.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG HOUSTON INDUSTRIES INCORPORATED, S&P 500
                  INDEX AND DOW JONES UTILITIES AVERAGE (1)(2)
                       FOR FISCAL YEAR ENDED DECEMBER 31


                                [PASTE UP CHART]


                                                          DECEMBER 31,
- -------------------------------------------------------------------------------
                                                  1988 1989 1990 1991 1992 1993
- -------------------------------------------------------------------------------
  Houston Industries Incorporated................ $100 $137 $157 $205 $227 $252
- -------------------------------------------------------------------------------
  S&P 500 Index.................................. $100 $132 $128 $166 $179 $197
- -------------------------------------------------------------------------------
  Dow Jones Utilities Average.................... $100 $136 $129 $149 $155 $170

(1) Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1988 and that all dividends were reinvested.

(2) Historical stock price performance is not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche as independent auditors to conduct the annual audit of the Company's accounts for the year 1994. Deloitte & Touche (and their predecessors) have served as independent auditors for the Company and HL&P since 1932. Approval of Item 2 requires the affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting. If ratification of the appointment is not approved, the Board of Directors will reconsider the appointment.

  Representatives of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be properly presented to the Annual Meeting by others. In the event that other matters properly come before the Annual Meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

         SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

  Any shareholder who intends to present a proposal at the 1995 annual meeting of shareholders must file such proposal with the Company by November 25, 1994 for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

          DIRECTOR NOMINATIONS FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

  The Company's Bylaws provide for shareholder nominations for the election of directors subject to certain procedural requirements. The requirements include, among other things, the timely delivery to the Company's Corporate Secretary of
(1) notice of the nomination; (2) evidence of the shareholder's status as such and the number of shares beneficially owned; and (3) a list of the persons (if any) with whom the shareholder is acting in concert and the number of shares such persons beneficially own. The Bylaws also provide that to be timely in connection with an annual meeting of shareholders, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. For the 1995 annual meeting, therefore, nominations must be received no later than February 3, 1995 nor earlier than November 5, 1994. The Bylaws further provide that when nominating directors, the shareholder must also submit such information with respect to the nominee as would be required by a proxy statement. The Bylaws provide that failure to follow the required procedures renders the person ineligible for nomination at the meeting at which such person is proposed to be nominated. Compliance with the procedures does not require the Company to include the proposed nominee in the Company's proxy solicitation material. A copy of the Bylaws setting forth the requirements for the nomination of director candidates by shareholders may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at the Company's address shown above.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Annual Report to Shareholders, including the Company's consolidated financial statements, for the year ended December 31, 1993 accompanies the proxy material being mailed to all shareholders. The Annual Report is not a part of the proxy solicitation material.

                                          By Order of the Board of Directors,

                                                [SIGNATURE OF DON D. JORDAN
                                                       APPEARS HERE]

                                                       DON D. JORDAN
                                                       CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

March 25, 1994

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]

                        HOUSTON INDUSTRIES INCORPORATED
                             PROXY - COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints D.D. Jordan, D.D. Sykora and H.W. Horne, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 4, 1994, at 9 AM (CDT) in the Hidalgo Room of the Plaza San Antonio Hotel, 555 South Alamo Street, San Antonio, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                                    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
                                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS,
                                    YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN
                                    THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC
                                    CHOICES MAY BE MADE ON THE REVERSE SIDE. IN
                                    ABSENCE OF INSTRUCTION TO THE CONTRARY, THE
                                    SHARES REPRESENTED HEREBY WILL BE VOTED IN
                                    ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

                                    Dated:________________________________, 1994

                                    Signature:__________________________________

                                    Signature:__________________________________
                                    (Note: Please sign exactly as name(s)
                                    appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.)
                                    DO YOU PLAN TO ATTEND THE ANNUAL MEETING?___

Fellow Shareholder:

  Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent auditors for 1994 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

  The Annual Meeting is being held in San Antonio, Texas this year marking the first time the meeting has been held outside the City of Houston. San Antonio is a beautiful city steeped in history and filled with Latin charm. We are fortunate to be a part of this vibrant culture through KBLCOM's cable television franchise in the city. After the Annual Meeting, be sure to take a stroll along the Riverwalk, visit the Alamo or just enjoy the beauty of the city. The map on the back of this proxy will help you find your way around San Antonio. We look forward to seeing you at the meeting.

                                     Don D. Jordan


                                     Chairman and
                                     Chief Executive Officer

                        Annual Meeting of Shareholders
The nominee for Class II director is Bertram Wolfe, whose term will expire in 1995; the nominees for Class I directors are Robert J. Cruikshank, Linnet F. Deily, Alexander F. Schilt and Jack T. Trotter, whose terms will expire in 1997. Your Board of Directors recommends that you vote FOR all nominees for director and FOR the ratification of Deloitte & Touche as independent auditors for 1994.



                                 WITH- FOR ALL
1. Election of nominees     FOR  HOLD  EXCEPT
   for Director in Class II [ ]   [ ]    [ ]
   and Class I
   Exceptions:________________________________
   ___________________________________________
   ___________________________________________



2. Ratification of Deloitte & Touche     FOR   AGAINST   ABSTAIN
   as independent auditors for 1994      [ ]     [ ]       [ ]

                             Detach and Mail Card





                   [MAP OF SAN ANTONIO, TEXAS APPEARS HERE]

                        HOUSTON INDUSTRIES INCORPORATED
                             PROXY - COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints D.D. Jordan, D.D. Sykora and H.W. Horne, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 4, 1994, at 9 AM (CDT) in the Hidalgo Room of the Plaza San Antonio Hotel, 555 South Alamo Street, San Antonio, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                                    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
                                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS,
                                    YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN
                                    THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC
                                    CHOICES MAY BE MADE ON THE REVERSE SIDE. IN
                                    ABSENCE OF INSTRUCTION TO THE CONTRARY, THE
                                    SHARES REPRESENTED HEREBY WILL BE VOTED IN
                                    ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

                                    Dated:________________________________, 1994

                                    Signature:__________________________________

                                    Signature:__________________________________
                                    (Note: Please sign exactly as name(s)
                                    appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.)
                                    DO YOU PLAN TO ATTEND THE ANNUAL MEETING?___

Fellow Shareholder:

  Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent auditors for 1994 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

  The Annual Meeting is being held in San Antonio, Texas this year marking the first time the meeting has been held outside the City of Houston. San Antonio is a beautiful city steeped in history and filled with Latin charm. We are fortunate to be a part of this vibrant culture through KBLCOM's cable television franchise in the city. After the Annual Meeting, be sure to take a stroll along the Riverwalk, visit the Alamo or just enjoy the beauty of the city. The map on the back of this proxy will help you find your way around San Antonio. We look forward to seeing you at the meeting.

                                     Don D. Jordan


                                     Chairman and
                                     Chief Executive Officer

                        Annual Meeting of Shareholders
The nominee for Class II director is Bertram Wolfe, whose term will expire in 1995; the nominees for Class I directors are Robert J. Cruikshank, Linnet F. Deily, Alexander F. Schilt and Jack T. Trotter, whose terms will expire in 1997. Your Board of Directors recommends that you vote FOR all nominees for director and FOR the ratification of Deloitte & Touche as independent auditors for 1994.



                                 WITH- FOR ALL
1. Election of nominees     FOR  HOLD  EXCEPT
   for Director in Class II [ ]   [ ]    [ ]
   and Class I
   Exceptions:________________________________
   ___________________________________________
   ___________________________________________



2. Ratification of Deloitte & Touche     FOR   AGAINST   ABSTAIN
   as independent auditors for 1994      [ ]     [ ]       [ ]

                             Detach and Mail Card





                   [MAP OF SAN ANTONIO, TEXAS APPEARS HERE]

                        HOUSTON INDUSTRIES INCORPORATED
           CONFIDENTIAL VOTING DIRECTIONS TO TRUSTEE - COMMON STOCK
   THIS CARD RELATES TO THE SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby directs the Trustee of the Paragon Communication Employees Stock Savings Plan to vote as designated on the reverse side, all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held
May 4, 1994, at 9 AM (CDT) in the Hidalgo Room of the Plaza San Antonio Hotel, 555 South Alamo Street, San Antonio, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                                    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
                                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS,
                                    YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN
                                    THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC
                                    CHOICES MAY BE MADE ON THE REVERSE SIDE. IN
                                    ABSENCE OF INSTRUCTION TO THE CONTRARY, THE
                                    SHARES REPRESENTED HEREBY WILL BE VOTED IN
                                    ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

                                    Dated:________________________________, 1994

                                    Signature:__________________________________

                                    Signature:__________________________________
                                    (Note: Please sign exactly as name(s)
                                    appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.)
                                    DO YOU PLAN TO ATTEND THE ANNUAL MEETING?___

Fellow Shareholder:

  Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent auditors for 1994 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

  The Annual Meeting is being held in San Antonio, Texas this year marking the first time the meeting has been held outside the City of Houston. San Antonio is a beautiful city steeped in history and filled with Latin charm. We are fortunate to be a part of this vibrant culture through KBLCOM's cable television franchise in the city. After the Annual Meeting, be sure to take a stroll along the Riverwalk, visit the Alamo or just enjoy the beauty of the city. The map on the back of this proxy will help you find your way around San Antonio. We look forward to seeing you at the meeting.

                                     Don D. Jordan


                                     Chairman and
                                     Chief Executive Officer

                        Annual Meeting of Shareholders
The nominee for Class II director is Bertram Wolfe, whose term will expire in 1995; the nominees for Class I directors are Robert J. Cruikshank, Linnet F. Deily, Alexander F. Schilt and Jack T. Trotter, whose terms will expire in 1997. Your Board of Directors recommends that you vote FOR all nominees for director and FOR the ratification of Deloitte & Touche as independent auditors for 1994.



                                 WITH- FOR ALL
1. Election of nominees     FOR  HOLD  EXCEPT
   for Director in Class II [ ]   [ ]    [ ]
   and Class I
   Exceptions:________________________________
   ___________________________________________
   ___________________________________________



2. Ratification of Deloitte & Touche     FOR   AGAINST   ABSTAIN
   as independent auditors for 1994      [ ]     [ ]       [ ]

                             Detach and Mail Card





                   [MAP OF SAN ANTONIO, TEXAS APPEARS HERE]

                        HOUSTON INDUSTRIES INCORPORATED
                 VOTING DIRECTIONS TO TRUSTEES - COMMON STOCK
   THIS CARD RELATES TO THE SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby directs the Trustees of the Houston Industries Incorporated Savings Plan to vote as designated on the reverse side, all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 4, 1994, at 9 AM (CDT} in the Hidalgo Room of the Plaza San Antonio Hotel, 555 South Alamo Street, San Antonio, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                                    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
                                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS,
                                    YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN
                                    THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC
                                    CHOICES MAY BE MADE ON THE REVERSE SIDE. IN
                                    ABSENCE OF INSTRUCTION TO THE CONTRARY, THE
                                    SHARES REPRESENTED HEREBY WILL BE VOTED IN
                                    ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

                                    Dated:________________________________, 1994

                                    Signature:__________________________________

                                    Signature:__________________________________
                                    (Note: Please sign exactly as name(s)
                                    appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.)
                                    DO YOU PLAN TO ATTEND THE ANNUAL MEETING?___

Fellow Shareholder:

  Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent auditors for 1994 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

  The Annual Meeting is being held in San Antonio, Texas this year marking the first time the meeting has been held outside the City of Houston. San Antonio is a beautiful city steeped in history and filled with Latin charm. We are fortunate to be a part of this vibrant culture through KBLCOM's cable television franchise in the city. After the Annual Meeting, be sure to take a stroll along the Riverwalk, visit the Alamo or just enjoy the beauty of the city. The map on the back of this proxy will help you find your way around San Antonio. We look forward to seeing you at the meeting.

                                     Don D. Jordan


                                     Chairman and
                                     Chief Executive Officer

                        Annual Meeting of Shareholders
The nominee for Class II director is Bertram Wolfe, whose term will expire in 1995; the nominees for Class I directors are Robert J. Cruikshank, Linnet F. Deily, Alexander F. Schilt and Jack T. Trotter, whose terms will expire in 1997. Your Board of Directors recommends that you vote FOR all nominees for director and FOR the ratification of Deloitte & Touche as independent auditors for 1994.



                                 WITH- FOR ALL
1. Election of nominees     FOR  HOLD  EXCEPT
   for Director in Class II [ ]   [ ]    [ ]
   and Class I
   Exceptions:________________________________
   ___________________________________________
   ___________________________________________



2. Ratification of Deloitte & Touche     FOR   AGAINST   ABSTAIN
   as independent auditors for 1994      [ ]     [ ]       [ ]

                             Detach and Mail Card





                   [MAP OF SAN ANTONIO, TEXAS APPEARS HERE]

                            GRAPHICS APPENDIX/LIST


EDGAR Version                     Typeset Version
- -------------                     ---------------
Pages pc1]2,              A map of the highways and major roads of
pc2]2, pc3]2              San Antonio, Texas with the location of the
and pc4]2                 shareholder meeting place marked appears on
                          pages pc1]2, pc2]2, pc3]2 and pc4]2.